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                                                                  EXHIBIT 10.3.d


                              EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT (this "Agreement"), by and among 11502 Dumas, Inc., a Texas corporation (the "Company"), and a wholly-owned subsidiary of MarineMax, Inc., a Delaware corporation ("MarineMax"), MarineMax, and Louis R. DelHomme ("Executive") is entered into and effective as of the _____ day of ____________, 1998.

                                    RECITALS

                  A. As of the date of this Agreement, the Company is engaged primarily in the business of selling, renting and leasing, boating, nautical and other related lifestyle entertainment products and services, and related activities (collectively, the "Watercraft Business"), and Executive has experience is such business.

                  B. Executive desires to be employed hereunder by the Company in a confidential relationship wherein Executive, in the course of his employment with the Company, has and will continue to become familiar with and aware of information as to the customers of the Company and those of other companies affiliated with MarineMax, their specific manner of doing business, including, without limitation, the processes, techniques and trade secrets utilized by the Company and MarineMax, and their future plans with respect thereto, all of which has been and will be established and maintained at great expense to the Company and MarineMax; such information being recognized by Executive to be proprietary to the Company and MarineMax, and a trade secret and constituting valuable goodwill of the Company and MarineMax.

                  C. The Company desires to employ Executive, and Executive desires to accept such employment, pursuant to the terms and conditions set forth in this Agreement.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

                  1. EMPLOYMENT AND DUTIES.

                           (a) The Company hereby employs Executive, and
Executive hereby agrees to act, as President of the Company, and as Senior Vice President of Company's parent, MarineMax. As such, Executive shall have responsibilities, duties and authority reasonably accorded to, expected of, and consistent with Executive's position as, President of the Company and will report directly to the Board of Directors of the Company (the "Board").
Executive hereby accepts this employment upon the terms and conditions herein contained and, subject to paragraph 1(c) hereof, agrees to devote his best efforts and substantially all of his business time and attention to promote and further the business of the Company and MarineMax.
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                           (b) Executive shall faithfully adhere to, execute and
fulfill all lawful policies established by the Company.

                           (c) Executive shall not, during the term of his
employment hereunder, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage if such activity interferes in any material respect with Executive's duties and responsibilities hereunder. The foregoing limitations shall not be construed as prohibiting Executive from making personal investments in such form or manner as will neither require his services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of paragraph 3 hereof.

                           (d) Executive shall not be required by the Company or
in the performance of his duties to relocate his primary residence.

                  2. COMPENSATION. For all services rendered by Executive, the Company shall compensate Executive as follows:

                           (a) BASE SALARY. Effective the date hereof, the base
salary payable to Executive shall be One Hundred Fifty Thousand Dollars ($150,000.00) per year, payable on a regular basis in accordance with the Company's standard payroll procedures but not less than monthly. On at least an annual basis, the Board will review Executive's performance and may make increases to such base salary if, in its sole discretion, any such increase is warranted. In no event shall Executive's base salary be reduced to a level below One Hundred Fifty Thousand Dollars ($150,000.00).

                           (b) BONUS. Executive shall be eligible to receive an
annual bonus in such an amount, if any, to be determined by a committee of the Board based upon such factors as may deemed relevant by the Board, in its sole discretion, including, without limitation, the performance of Executive.

                           (c) EXECUTIVE PERQUISITES, BENEFITS AND OTHER
COMPENSATION. Executive shall be entitled to receive additional benefits and compensation from the Company in such form and to such extent as specified below:

                                     (i) Payment of all premiums for coverage
for Executive and his dependent family members under health, hospitalization, disability, dental, life and other insurance plans that the Company may have in effect from time to time, benefits provided to Executive under this clause (i) to be on terms no less favorable than the benefits provided to other MarineMax executives at comparable levels of employment.


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                                     (ii) Reimbursement for business travel and
other out-of-pocket expenses reasonably incurred by Executive in the performance of his services pursuant to this Agreement. All reimbursable expenses shall be appropriately documented in reasonable detail by Executive upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy.

                                     (iii) Paid vacation in accordance with the
applicable policy of the Company as in effect from time to time, but in no event shall Executive be entitled to less than four (4) weeks paid vacation per year.

                                     (iv) The Company shall provide Executive
with other executive perquisites as may be available to or deemed appropriate for Executive by the Board and participation in all other Company-wide employee benefits as are available from time to time.

                  3. NON-COMPETITION AGREEMENT.

                           (a) Executive will not, during the period of his
employment by or with the Company, and for a period of two (2) years immediately following the termination of his employment under this Agreement, for any reason whatsoever, other than a termination by the Company without Good Cause, or by Executive for Good Reason (as hereinafter defined), directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation or business of whatever nature:

                                     (i) engage, as an officer, director,
shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any Watercraft Business in direct competition with the Company, MarineMax or any of the subsidiaries of MarineMax, within one hundred
(100) miles of where the Company, MarineMax or any of MarineMax's subsidiaries conducts business, including any territory serviced by the Company or MarineMax or any of such subsidiaries (the "Territory");

                                     (ii) call upon any person who is, at that
time, within the Territory, an employee of the Company, MarineMax or any of the subsidiaries of MarineMax, in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of the Company, MarineMax or the applicable subsidiary thereof;

                                     (iii) call upon any person or entity which
is, at that time, or which has been, within one (1) year prior to that time, a customer of the Company, MarineMax or any of the subsidiaries of MarineMax, within the Territory for the purpose of soliciting or selling products or services in direct competition with the Company, MarineMax or its subsidiaries within the Territory;


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                                     (iv) call upon any prospective acquisition
candidate, on Executive's own behalf or on behalf of any competitor, which candidate was, to Executive's actual knowledge after due inquiry, either called upon by the Company or MarineMax, or for which the Company or MarineMax made an acquisition analysis, for the purpose of acquiring such entity.

                  Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Executive from acquiring for investment purposes only not more than three percent (3%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or on an over-the-counter or similar market.

                           (b) Because of the difficulty of measuring economic
losses to the Company and MarineMax as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the Company and MarineMax for which they would have no other adequate remedy, Executive agrees that the foregoing covenant may be enforced by MarineMax or the Company in the event of breach by him, by injunctions and restraining orders.

                           (c) It is agreed by the parties that the foregoing
covenants in this paragraph 3 impose a reasonable restraint on Executive in light of the activities and business of the Company or MarineMax, as the case may be (including MarineMax's other subsidiaries) on the date of the execution of this Agreement and the current plans of MarineMax (including MarineMax's other subsidiaries); but it is also the intent of the Company and Executive that such covenants be construed and enforced in accordance with the changing activities, business and locations of the Company and MarineMax, as the case may be (including MarineMax's other subsidiaries) throughout the term of this covenant, whether before or after the date of termination of the employment of Executive. For example, if, during the term of this Agreement, the Company or MarineMax, as the case may be (including MarineMax's other subsidiaries) engages in new and different activities, enters a new business or establishes new locations for its current activities or business in addition to or other than the activities or business enumerated under the Recitals above or the locations currently established therefor, then Executive will be precluded from soliciting the customers or employees of such new activities or business or from such new location and from directly competing with such new business within one hundred
(100) miles of its then-established operating location(s) through the term of this covenant.

                  It is further agreed by the parties hereto that, in the event that Executive shall cease to be employed hereunder, and shall enter into a business or pursue other activities not in competition with the Company or MarineMax (including MarineMax's other subsidiaries), or similar activities or business in locations the operation of which, under such circumstances, does not violate clause (i) of this paragraph 3, and in any event such new business, activities or location are not in violation of this paragraph 3 or of Executive's obligations under this paragraph 3, if any, Executive shall not be chargeable with a violation of this paragraph 3 if the


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Company or MarineMax (including MarineMax's other subsidiaries) shall thereafter enter the same, similar or a competitive (i) business, (ii) course of activities or (iii) location, as applicable.

                           (d) The covenants in this paragraph 3 are severable
and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

                           (e) All of the covenants in this paragraph 3 shall be
construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Executive against the Company or MarineMax, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by MarineMax or the Company of such covenants. It is specifically agreed that the period of two (2) years following termination of employment stated at the beginning of this paragraph 3, during which the agreements and covenants of Executive made in this paragraph 3 shall be effective, shall be computed by excluding from such computation any time during which Executive is in violation of any provision of this paragraph 3.

                  4. TERM; TERMINATION; RIGHTS ON TERMINATION. The term of this Agreement shall begin on the date hereof and continue for five (5) years, and, unless terminated sooner as herein provided, shall continue thereafter on a year-to-year basis (the "Term") on the same terms and conditions contained herein in effect as of the time of renewal. This Agreement and Executive's employment may be terminated in any one of the followings ways:

                           (a) DEATH. The death of Executive shall immediately
terminate this Agreement with no severance compensation due to Executive's estate.

                           (b) DISABILITY. If, as a result of incapacity due to
physical or mental illness or injury, Executive shall have been absent from his full-time duties hereunder for six (6) consecutive months, then thirty (30) days after receiving written notice (which notice may occur before or after the end of such six (6) month period, but which shall not be effective earlier than the last day of such six (6) month period), the Company may terminate Executive's employment hereunder provided Executive is unable to resume his full-time duties at the conclusion of such notice period. Also, Executive may terminate his employment hereunder if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that Executive shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that, at the Company's request made within thirty
(30) days of the date of such written statement, Executive shall submit to an examination by a doctor selected by the Company who is reasonably acceptable to Executive or Executive's doctor and such doctor shall


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have concurred in the conclusion of Executive's doctor. In the event this
Agreement is terminated as a result of Executive's disability, Executive shall receive from the Company, in a lump-sum payment due within ten (10) days of the effective date of termination, the base salary at the rate then in effect for the lesser of the time period then remaining under the Term of this Agreement or for one (1) year.

                           (c) GOOD CAUSE. The Company may terminate this
Agreement ten (10) days after written notice to Executive for "Good Cause," which shall mean any one or more of the following: (1) Executive's willful, material and irreparable breach of this Agreement; (2) Executive's gross negligence in the performance or intentional nonperformance (continuing for ten
(10) days after receipt of written notice of need to cure) of any of Executive's material duties and responsibilities hereunder; (3) Executive's willful dishonesty, fraud or misconduct with respect to the business or affairs of the Company or MarineMax which materially and adversely affects the operations or reputation of the Company or MarineMax; (4) Executive's conviction of a felony crime; or (5) confirmed positive illegal drug test result. In the event of a termination for Good Cause, as enumerated above, Executive shall have no right to any severance compensation.

                           (d) WITHOUT GOOD CAUSE; GOOD REASON. At any time
after the commencement of employment, Executive may, without cause, and without Good Reason terminate this Agreement and Executive's employment, effective thirty (30) days after written notice is provided to the Company. Executive may only be terminated without Good Cause by the Company during the Term hereof if such termination is approved by a majority of the members of the Board of Directors of MarineMax, excluding Executive if Executive is a member of such Board of Directors. Should Executive be terminated by the Company without Good Cause or should Executive terminate with Good Reason during the Term, Executive shall receive from the Company, on such dates as would otherwise be paid by the Company, the base salary at the rate then in effect for whatever time period is remaining under the Term of this Agreement or for one (1) year, whichever amount is greater. Further, if Executive is terminated without Good Cause or terminates his employment hereunder with Good Reason, (a) the Company shall make the insurance premium payments contemplated by COBRA for a period of eighteen (18) months after such termination, (b) the Executive shall be entitled to receive a prorated portion of any annual bonus and other incentive compensation to which the Executive would have been entitled for the year during which the termination occurred had the Executive not been terminated, (c) all options to purchase MarineMax Common Stock shall vest thereupon, and (d) the Executive shall be entitled to receive all other unpaid benefits due and owing through Executive's last day of employment. Further, any termination without Good Cause by the Company shall operate to shorten the period set forth in paragraph 3(a) hereof and during which the terms of paragraph 3 hereof apply to one (1) year from the date of termination of employment. If Executive resigns or otherwise terminates his employment without Good Reason, rather than the Company terminating his employment pursuant to this paragraph 5(d), Executive shall receive no severance compensation.


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                  Executive shall have "Good Reason" to terminate this Agreement and his employment hereunder upon the occurrence of any of the following events:
(a) Executive is demoted by means of a reduction in authority, responsibilities or duties to a position of less stature or importance within the Company than the position described in paragraph 1 hereof; or (b) Executive's annual base salary as determined pursuant to paragraph 2 hereof is reduced to a level that is less than eighty percent (80%) of the base salary paid to Executive during any prior contract year under this Agreement, unless Executive has agreed in writing to that demotion or reduction.

                           (e) CHANGE IN CONTROL OF MARINEMAX. In the event of a
"Change in Control" (as defined below) of MarineMax during the Term, Executive may terminate this Agreement as provided in paragraph 11 below.

                  Upon termination of this Agreement for any reason provided above, Executive shall be entitled to receive all compensation earned and all benefits and reimbursements due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Executive only to the extent and in the manner expressly provided above or in paragraph 11 hereof. All other rights and obligations of the Company and Executive under this Agreement shall cease as of the effective date of termination, except that the Company's obligations under paragraph 8 hereof and Executive's obligations under paragraphs 3, 5, 6, 7 and 9 hereof shall survive such termination in accordance with their terms.

                  If termination of Executive's employment arises out of the Company's failure to pay Executive on a timely basis the amounts to which he is entitled under this Agreement or as a result of any other breach of this Agreement by the Company, as determined by a court of competent jurisdiction or pursuant to the provisions of paragraph 15 below, the Company shall pay all amounts and damages to which Executive may be entitled as a result of such breach, including interest thereon and all reasonable legal fees and expenses and other costs incurred by Executive to enforce his rights hereunder. Further, none of the provisions of paragraph 3 hereof shall apply in the event this Agreement is terminated as a result of a breach by the Company.

                  5. RETURN OF COMPANY PROPERTY. All records, designs, patents, business plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by Executive by or on behalf of the Company, MarineMax or their representatives, vendors or customers which pertain to the business of the Company or MarineMax shall be and remain the property of the Company or MarineMax, as the case may be, and be subject at all times to their discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company or MarineMax which is collected by Executive shall be delivered promptly to the Company without request by it upon termination of Executive's employment.


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                  6. INVENTIONS. Executive shall disclose promptly to the
Company any and all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Executive, solely or jointly with another, during the period of employment or within one (1) year thereafter, and which are directly related to the business or activities of the Company and which Executive conceives as a result of his employment by the Company. Executive hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, Executive shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

                  7. TRADE SECRETS. Executive agrees that he will not, during or after the period of employment under this Agreement, disclose the specific terms of the Company's or MarineMax's relationships or agreements with their respective significant vendors or customers, or any other significant and material trade secret of the Company or MarineMax, whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever.

                  8. INDEMNIFICATION. In the event Executive is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company or MarineMax against Executive), by reason of the fact that he is or was performing services under this Agreement, then the Company shall indemnify Executive against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Executive in connection therewith to the maximum extent permitted by applicable law. The advancement of expenses shall be mandatory. In the event that both Executive and the Company are made a party to the same third-party action, complaint, suit or proceeding, the Company agrees to engage competent legal representation, and Executive agrees to use the same representation, provided that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing Executive, Executive may engage separate counsel and the Company shall pay all attorneys' fees of such separate counsel. Further, while Executive is expected at all times to use his best efforts to faithfully discharge his duties under this Agreement, Executive cannot be held liable to the Company or MarineMax for errors or omissions made in good faith where Executive has not exhibited gross, willful and wanton negligence and misconduct or performed criminal and fraudulent acts which materially damage the business of the Company or MarineMax.

                  9. NO PRIOR AGREEMENTS. Executive hereby represents and warrants to the Company that the execution of this Agreement by Executive and his employment by the Company and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other person or entity. Further, Executive agrees to indemnify the Company for any claim, including, but not limited to, attorneys' fees and expenses of investigation, by any such third party that such third party may now have or


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may hereafter come to have against the Company based upon or arising out of any non-competition agreement, invention or secrecy agreement between Executive and such third party which was in existence as of the date of this Agreement.

                  10. ASSIGNMENT; BINDING EFFECT. Executive understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience and skills. Executive agrees, therefore, he cannot assign all or any portion of his performance under this Agreement. Subject to the preceding two (2) sentences and the express provisions of paragraph 12 below, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

                  11. CHANGE IN CONTROL.

                           (a) Unless Executive elects to terminate this
Agreement pursuant to subparagraph (c) below, Executive understands and acknowledges that MarineMax may be merged or consolidated with or into another entity and that such entity shall automatically succeed to the rights and obligations of MarineMax hereunder or that MarineMax may undergo another type of Change in Control. In the event such a merger or consolidation or other Change in Control is initiated prior to the end of the Term, then the provisions of this paragraph 11 shall be applicable.

                           (b) In the event of a pending Change in Control
wherein MarineMax and/or the Company and Executive have not received written notice at least five (5) business days prior to the anticipated closing date of the transaction giving rise to the Change in Control from the successor to all or a substantial portion of MarineMax's and/or the Company's business and/or assets that such successor is willing as of the closing to assume and agree to perform MarineMax's and/or the Company's obligations under this Agreement in the same manner and to the same extent that MarineMax and/or the Company is hereby required to perform, then such Change in Control shall be deemed to be a termination of this Agreement by MarineMax and/or the Company without Good Cause during the Term and the applicable portions of paragraph 4(d) hereof will apply; however, under such circumstances, the amount of the lump-sum severance payment due to Executive shall be triple the amount calculated under the terms of paragraph 4(d) hereof and the non-competition provisions of paragraph 3 hereof shall not apply whatsoever.

                           (c) In any Change in Control situation, Executive
may, at his sole discretion, elect to terminate this Agreement by providing written notice to the Company and MarineMax at least five (5) business days prior to the anticipated closing of the transaction giving rise to the Change in Control. In such case, the applicable provisions of paragraph 4(d) hereof will apply as though the Company had terminated the Agreement without Good Cause during the Term; however, under such circumstances, the amount of the lump-sum severance payment due to Executive shall be double the amount calculated under the terms of paragraph


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4(d) hereof and the non-competition provisions of paragraph 3 hereof shall all apply for a period of one (1) year from the effective date of termination.

                           (d) For purposes of applying paragraph 4 hereof under
the circumstances described in (b) and (c) above, the effective date of termination will be the closing date of the transaction giving rise to the Change in Control and all compensation, reimbursements and lump-sum payments due Executive must be paid in full by the Company at or prior to such closing. Further, Executive will be given sufficient time and opportunity to elect whether to exercise all or any of his options to purchase MarineMax Common Stock, such that he may convert the options to shares of MarineMax Common Stock at or prior to the closing of the transaction giving rise to the Change in Control, if he so desires.

                           (e) A "Change in Control" shall mean a change in
control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, as in effect on the date of this Agreement, or if Item 6(e) is no longer in effect, any regulations issued by the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, which serve similar purposes; provided further that, without limitation, a Change in Control shall be deemed to have occurred if and when:

                                     (i) the following individuals no longer
constitute a majority of the members of the Board of Directors of MarineMax: (A) the individuals who, as of the closing date of MarineMax's initial public offering, constitute the Board of Directors of MarineMax (the "Original Directors"); (B) the individuals who thereafter are elected to the Board of Directors of MarineMax and whose election, or nomination for election, to the Board of Directors of MarineMax was approved by a vote of at least two-thirds (2/3) of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election); and (C) the individuals who are elected to the Board of Directors of MarineMax and whose election, or nomination for election, to the Board of Directors of MarineMax was approved by a vote of at least two-thirds (2/3) of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election);

                                     (ii) a tender offer or exchange offer is
made whereby the effect of such offer is to take over and control MarineMax, and such offer is consummated for the equity securities of MarineMax representing twenty percent (20%) or more of the combined voting power of MarineMax's then outstanding voting securities;

                                     (iii) the stockholders of MarineMax shall
approve a merger, consolidation, recapitalization, or reorganization of MarineMax, a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least seventy-five percent (75%) of the total voting power represented by the voting securities of the surviving


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entity outstanding immediately after such transaction being beneficially owned by at least seventy-five percent (75%) of the holders of outstanding voting securities of MarineMax immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

                                     (iv) the stockholders of MarineMax shall
approve a plan of complete liquidation of MarineMax or an agreement for the sale or disposition by MarineMax of all or a substantial portion of MarineMax's assets to another person or entity which is not a wholly-owned subsidiary of MarineMax (i.e., fifty percent (50%) or more of the total assets of MarineMax).

                           (f) Sales of MarineMax's Common Stock beneficially
owned or controlled by MarineMax shall not be considered in determining whether a Change in Control has occurred. Notwithstanding the foregoing, none of MarineMax's initial public offering or the concurrent mergers involving MarineMax and its various wholly-owned subsidiaries and affiliates shall be deemed to be a Change in Control.

                           (g) Executive shall be notified in writing by
MarineMax at any time that MarineMax or any member of its Board anticipates that a Change in Control may take place.

                           (h) In the event that a Change in Control occurs and
the aggregate amount of any payments made to Executive hereunder, or pursuant to any plan, program or policy of the Company in connection with, on account of, or as a result of, such Change in Control constitutes "excess parachute payments" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), subject to the excise tax imposed by Section 4999 of the Code, or any successor sections thereof, Executive shall receive from the Company, in addition to any other amounts payable under this Agreement, a lump sum payment equal to the amount of (i) such excise tax, and (ii) the federal and state income taxes payable by the Executive with respect to any payments made to Executive under this subparagraph (h). Such amount will be due and payable by the Company or its successor within ten (10) days after Executive delivers a written request for reimbursement accompanied by a copy of his tax return(s) showing the excise tax actually incurred by Executive.

                  12. COMPLETE AGREEMENT. This Agreement is not a promise of future employment. Executive has no oral representations, understandings or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Executive and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Executive, and no term of this Agreement may be waived except by writing signed by the party waiving


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the benefit of such term. This Agreement hereby supersedes any other employment agreements or understandings, written or oral, between the Company and/or MarineMax and Executive.

                  13. NOTICE. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

                       To the Company:    11502 Dumas, Inc.
                                          c/o MarineMax, Inc.
                                          18167 U.S. Highway 19 North, Suite 499
                                          Clearwater, Florida 33764
                                          Attention: President

                       To Executive:      Louis R. DelHomme
                                          2551 S. Shore Harbour Blvd, Suite C
                                          League City, Texas 77573

Notice shall be deemed given and effective on the earlier of three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 13.

                  14. SEVERABILITY; HEADINGS. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof

                  15. MEDIATION; ARBITRATION. All disputes arising out of this Agreement shall be resolved as set forth in this paragraph 15. If any party hereto desires to make any claim arising out of this Agreement ("Claimant"), then such party shall first deliver to the other party ("Respondent") written notice ("Claim Notice") of Claimant's intent to make such claim explaining Claimant's reasons for such claim in sufficient detail for Respondent to respond. Respondent shall have ten (10) business days from the date the Claim Notice was given to Respondent to object in writing to the claim ("Notice of Objection"), or otherwise cure any breach hereof alleged in the Claim Notice. Any Notice of Objection shall specify with particularity the reasons for such objection. Following receipt of the Notice of Objection, if any, Claimant and Respondent shall immediately seek to resolve by good faith negotiations the dispute alleged in the Claim Notice, and may at the request of either party, utilize the services of an independent mediator. If Claimant and Respondent are unable to resolve the dispute in writing within ten (10) business days from the date negotiations began, then without the necessity of further agreement of Claimant or Respondent, the dispute set forth in the Claim Notice shall be submitted to binding arbitration (except for claims arising out of paragraphs 3 or 7 hereof),


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
initiated by either Claimant or Respondent pursuant to this paragraph. Such arbitration shall be conducted before a panel of three (3) arbitrators in Tampa, Florida, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("AAA") then in effect provided that the parties may agree to use arbitrators other than those provided by the AAA. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. The arbitrators shall have the authority to order back-pay, severance compensation, vesting of options (or cash compensation in lieu of vesting of options), reimbursement of costs, including those incurred to enforce this Agreement, and interest thereon in the event the arbitrators determine that Executive was terminated without disability or without Good Cause, as defined in paragraphs 4(b) and 4(c) hereof, respectively, or that the Company has otherwise materially breached this Agreement. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The direct expense of any mediation or arbitration proceeding shall be borne by the Company.

                  16. JOINDER OF MARINEMAX. MarineMax joins in this Agreement for the purpose of guaranteeing, and does hereby guarantee, the performance by the Company of its obligations to Executive hereunder.

                  17. NO PARTICIPATION IN SEVERANCE PLANS. Executive acknowledges and agrees that the compensation and other benefits set forth in this Agreement are and shall be in lieu of any compensation or other benefits that may otherwise be payable to or on behalf of Executive pursuant to the terms of any severance pay arrangement of the Company, MarineMax or any affiliate thereof, or any other similar arrangement of the Company, MarineMax or any affiliates thereof providing for benefits upon involuntary termination of employment.

                  18. GOVERNING LAW. This Agreement shall in all respects be construed according to the laws of the State of Texas, notwithstanding the conflict of laws provisions of such state.

                  19. COUNTERPARTS; FACSIMILE. This Agreement may be executed by facsimile and in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.


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
                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                          COMPANY:

                                          11502 DUMAS, INC.


                                          By: /s/_______________________
                                          Name:_________________________
                                          Its:__________________________

                                          MARINEMAX:

                                          MARINEMAX, INC.


                                          By: /s/_______________________
                                          Name:_________________________
                                          Its:__________________________



                                          EXECUTIVE:


                                           /s/_________________________
                                          LOUIS R. DELHOMME


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